EXHIBIT 99.1

Security Bank Corporation to Participate in Sandler O’Neill 2004

Financial Services Conference

Macon, Ga., Nov. 9/PRNewswire-FirstCall/ — Security Bank Corporation (NASDAQ: SBKC – News) announced that it will participate in the 2004 Financial Services Conference hosted by Sandler O’Neill & Partners to be held on November 11, 2004 in Palm Beach Gardens, Florida. Security Bank Corporation’s President and Chief Executive Officer, H. Averett “Rett” Walker, is scheduled to give a presentation at 9:45 a.m. EST that will provide an overview of the Corporation and its strategic direction to investors attending the conference.

This presentation may be accessed via live webcast at www.sandleroneill.com or via audio conference at 706-645-9215. The webcast will be archived for 30 days after the event beginning November 12, 2004.

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $1.01 billion as of September 30, 2004. The Company’s wholly-owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, and Security Bank of Jones County. The banks maintain 14 full service offices in Macon, Perry, Warner Robins, and Gray, Georgia, as well as one full service office in Brunswick. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary, Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, St. Simons, Richmond Hill, Rincon, Pooler, Gray, and Brunswick.